                      CONFIDENTIAL TREATMENT REQUESTED

[*] Denotes information for which confidential treatment has been requested pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Confidential portions omitted have been filed separately with the Commission.

                                                                 Exhibit 10.14

[NETSCAPE LOGO]

                              AMENDED AND RESTATED
                   ELECTRONIC DISTRIBUTION LICENSE AGREEMENT
                                   No. 003987

This Amended and Restated Electronic Distribution License Agreement (this "Agreement") is entered into by and between Intraware, Inc., a Delaware corporation ("Intraware"), with principal offices at 25 Orinda Way, Orinda, CA 94563 and Netscape Communications Corporation, a Delaware corporation ("Netscape"), effective as of the date of execution by Netscape (the "Effective Date").

WHEREAS, Netscape and Intraware entered into an Electronic Distribution License Agreement effective March 6, 1997 (as amended to date, the "Agreement"), the initial term of which expired May 5, 1998, but was extended by mutual tacit agreement of the parties.

WHEREAS, Netscape and Intraware desire to amend, restate and supersede the Agreement and to update certain business terms therein as of the Effective Date.

WHEREAS,  Intraware markets and distributes computer software products.

WHEREAS, Netscape has proprietary or re-marketing rights to certain computer software products.

WHEREAS, Netscape wishes to grant to Intraware and Intraware desires to obtain certain license rights to such computer software products more particularly described below in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties.

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

1.1 "Derivative Work(s)" means a revision, modification, translation, abridgment, condensation or expansion of a Netscape Product or Documentation or any form in which a Netscape Product or Documentation may be recast, transformed, or adapted, which, if prepared without the consent of Netscape, would be a copyright infringement.

1.2 "Documentation" means those software user manuals, reference manuals and installation guides, or portions thereof, which are distributed in conjunction with the Netscape Products set forth in Exhibit A.


1.3 "End User" means any third party licensed by Intraware to use, but not to further distribute, the Netscape Products except that if such third party is a corporation or other entity, then, for fee accrual purposes only under Section 4.1 "End User" means each individual within such corporation or entity licensed by Intraware pursuant to this Agreement to use, but not to further distribute, the Netscape Product.



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1.4.   "Exhibit(s)" means the Exhibits to this Agreement which are attached hereto and incorporated herein:

       1.4.1 Exhibit A (Description of Netscape Products and Services) which sets forth a description of each Netscape Product licensed hereunder and Services.

       1.4.2 Exhibit B (Pricing, Payment Schedules and Deliverables) which sets forth pricing for Intraware, payment schedules, and specific items to be delivered to Intraware.

       1.4.3 Exhibit C (Netscape's End User License Agreements) which sets forth Netscape's terms and conditions of licensing applicable to an end user customer as of the Effective Date.

       1.4.4 Exhibit D (Technical Support) which sets forth Netscape's and Intraware's support obligations.

       1.4.5 Exhibit E (Intraware Product(s)) which sets forth a description of Intraware Products which will be bundled with the Netscape Products.

       1.4.6 Exhibit F (Point of Sale Reports) which sets forth the form pursuant to which Intraware shall provide monthly reports.

       1.4.7 Exhibit G (Professional Services Agreement), which sets forth the terms pursuant to which the Services are offered hereunder.

1.5 "Intraware Product(s)" means Intraware's computer software products developed and marketed by Intraware, as described in Exhibit E, with which the Netscape Products are bundled for distribution.

1.6 "Major and Minor Updates" mean updates, if any, to the Netscape Products. Major Updates involve additions of substantial functionality while Minor Updates do not. Major Updates are designated by a change in the number to the left of the decimal point of the number appearing after the product name while Minor Updates are designated by a change in such number to the right of the decimal point. Netscape is the sole determiner of the availability and designation of an update as a Major or Minor Update. Major Updates exclude software releases which are reasonably designated by Netscape as new products. Where used herein "Updates" shall mean Major Updates and Minor Updates interchangeably.

1.7 "Netscape Product(s)" means the executable version (but not the source code version) of Netscape's proprietary software products listed or described in Exhibit A and any Updates thereto as may be provided to Intraware pursuant to this Agreement.

1.8    "Order(s)" shall have the meaning set forth in Section 15. 1 hereof.

1.9 "Prepaid License Fee" shall have the meaning set forth in Section 4.1.1 hereof.

1.10 "Program Errors" means one or more reproducible deviations in the Netscape Products from the applicable specifications shown in the Documentation.

1.11   "Services" shall have the meaning set forth in Section 15.1 hereof.

1.12   "Territory" means the geographic area set forth in Exhibit B.


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


2.     GRANT OF LICENSES AND RIGHTS

2.1.   Licenses

       2.1.1 Reproduction, Internal Use and Distribution License. Subject to the terms and conditions of this Agreement, Netscape hereby grants and Intraware hereby accepts, a nonexclusive and nontransferable right and license in the Territory to (a) reproduce, without change, the Netscape Products (in executable form only); (b) use the Netscape Products for Intraware internal business purposes in accordance with the license grant provisions of the end user license agreement that accompanies the Netscape Products; and (c) distribute by sublicense tangible copies and/or secure electronic copies of the Netscape Product to End Users; and (d) authorize End Users who have ordered a "10 pack" or "50 pack" of the Netscape Client Product and purchased a right to copy license, the right to reproduce, without change, the number of copies of the Netscape Client Product (but not the Documentation), set forth in Intraware's invoice therefor. Netscape's license to distribute NAS products is subject to NAS guidelines and the additional terms and conditions set forth in the Special Terms and Conditions provided with this Agreement.

       2.1.2 Distribution Restrictions. Intraware shall only electronically distribute the Netscape Products: (a) from one FTP (file transfer protocol) HTTP and /or SHTTP site operated by Intraware and located in the Territory, or such other protocol as the parties shall mutually agree in writing; (b) in exportable versions, or in non-exportable versions provided Intraware complies with applicable export and import laws and otherwise complies with the conditions of Section 2.2 and Exhibit A hereto ; and (c) after the End User has indicated its acceptance of the Netscape end user license agreement or the End User License Agreement (defined in Section 3.3) for such Netscape Product; and (e) to the End User on a trial use basis provided the Netscape Products are provided with the appropriate trial user End User License Agreement provided by Netscape or consistent with such Netscape agreement. Prior to any electronic distribution, Intraware shall: (x) manufacture a secure, electronic version of the Netscape Product in a digital wrapper or "envelope"; (y) implement appropriate mechanisms to ensure that: (i) Intraware can accurately secure and account for the number of electronic downloads; and (ii) electronic distribution occurs only as expressly set forth herein and that such FTP, HTTP and /or, SHTTP and/or other agreed upon site shall not permit any other person or entity to download or otherwise electronically access any Netscape Product except as expressly set forth herein; and (z) institute systems to accrue payment hereunder for each copy of the Netscape Product prior to, or contemporaneous with such distribution. Intraware represents and warrants that said secure wrapper or "envelope" cannot be unlocked and the Netscape Product installed until the End User has registered with, and obtained an authorized password or key from Intraware. Intraware shall not indirectly sell, indirectly sublicense or otherwise indirectly distribute the Netscape Products. Intraware is expressly prohibited from any marketing and/or distribution of Netscape Products outside of the Territory or on a standalone basis. Except as expressly permitted in this Section 2.1.2 or Section 2.1.6 below, Intraware shall have no right to otherwise distribute the Netscape Products or any portion thereof.

       2.1.3. Source Code Restrictions. Intraware agrees that, except and only to the extent that Netscape makes source code for certain Client Products publicly available on certain public license terms, not to copy (except as expressly permitted by Section 2.1.1), modify, translate, decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine source code from the Netscape Products or to create any Derivative Works based upon the Netscape Products or Documentation, and agrees not to permit or authorize anyone else to do so.


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       2.1.4   Third Party License. If all or any part of the Netscape Products or Updates delivered to Intraware has been licensed to Netscape by a third party software supplier then, notwithstanding anything to the contrary contained in this Agreement, Intraware is granted a sublicense to the third party software subject to the same terms and conditions as those contained in the agreement between Netscape and such third party software supplier. In addition, Netscape reserves the right to substitute any third party software in the Netscape Products so long as the new third party software does not materially affect the functionality of the Netscape Products. Netscape represents that the current release of the Netscape Products contains no third party software which would require Intraware to agree to any terms and conditions in addition to those set forth in this Agreement.

       2.1.5 Promotion of Products and Services. Intraware agrees to treat all Netscape Products and Services at least as favorably as it treats any other products distributed by Intraware that are competitive with any Netscape Product or Service. Specifically, Intraware agrees that it will not market or promote any Netscape Product and Service or any other product in a manner that states or implies that the Netscape Product or Service is inferior or secondary to the other product. For example, Intraware will not market or promote any other product as "preferred," "premier," "primary" or the like as compared to any Netscape Product or Service. Notwithstanding the foregoing, Netscape has no objection to Intraware recommending other software products under its "Compariscope" program.

       2.1.6 Patches. In the event Netscape releases a patch to the Netscape Product for general commercial distribution by permitting customers to download such patch from Netscape's World-Wide Web home page on the Internet, then Intraware shall have the right to distribute such patch (but not the entire Netscape Product) electronically to its End Users.

       2.1.7   [*]

       2.1.8 Limited Territory License: Intraware may, on a case by case basis as approved in advance in writing by Netscape, and as part of its electronic distribution service to U.S. end users, permit downloading to non-U.S. subsidiaries or to other non-U.S. business sites in the European and Intercontinental territories, each as set forth in Addendum 2.1.8 to Exhibit B. Intraware shall report to Netscape any Netscape Products that are distributed outside the United States using Internet-based reporting.

2.2    Export

       Intraware shall comply fully with all then current applicable laws, rules and regulations relating to the export of technical data, including, but not limited to any regulations of the United States Office of Export Administration and other applicable governmental agencies and Intraware acknowledges that by virtue of certain security technology embedded in the Netscape Products, that export of such software may not be legal. Intraware shall conspicuously mark all packaging containing the Netscape Products identified by Netscape as not for export with a "Not For Export" notice. Netscape agrees to cooperate in providing information requested by Intraware as necessary to obtain any required licenses and approvals. None of the Netscape Products or


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

       underlying information or technology may be installed or otherwise exported or reexported (i) into (or to a national or resident of) Cuba, Iraq, Libya, Sudan, North Korea, Iran, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders.

3.     MARKETING, DISTRIBUTION AND TRAINING

3.1    Non-Exclusivity

       3.1 Non-Exclusivity. Intraware understands that Netscape may enter into arrangements similar to this Agreement with third parties.

3.2    Public Announcements, Promotional Materials and Cooperative Marketing
       Funds

       3.2.1 Public Announcements and Promotional Materials. Netscape and Intraware shall cooperate with each other so that each party may issue a press release concerning this Agreement, provided that each party must approve such press release prior to its release. Netscape shall have the right to use Intraware's name as a customer reference and the names of the Netscape Services or Netscape Products licensed by Intraware to third parties. Netscape shall cooperate with Intraware in its development of the initial marketing and sales materials used to promote the Netscape Services and distribution of the Netscape Products and Services. Intraware agrees that all marketing and sales materials for the Intraware Products under the license granted in Section 2.1.1 will primarily promote the Intraware Products and not the fact that the Netscape Product or Service is included.

       3.2.2 Cooperative Marketing Funds. Cooperative marketing funds ("COOP") shall accrue at the rate of [*] of license fees paid to Netscape. After any applicable Prepaid License Fees have been fully depleted, COOP shall accrue as Netscape receives license fees and point of sale reports from Intraware. Intraware is limited to using the COOP for the sales, promotion, advertising or marketing of Netscape Products or Services, and only after Netscape has approved of such activities. All COOP accruals will be credited to Intraware's COOP account which will be paid to Intraware on an invoice basis. Any unused credit to Intraware's COOP account upon expiration of the Initial Term or any earlier termination of this Agreement shall be forfeited to Netscape.

3.3    Terms Relating to Distribution

       3.3.1 General Restrictions on Distribution. Intraware agrees to comply with all applicable laws, rules and regulations to preclude the acquisition of unlimited rights to technical data, software and documentation provided with the Netscape Product or Services to a governmental agency, and ensure the inclusion of the appropriate "U.S. Government End Users" notice required by the U.S. Government agencies or other applicable agencies.

       3.3.2 End User License Agreements. Intraware shall not sublicense or otherwise distribute the Netscape Products or Documentation to End Users except pursuant to a written sublicense agreement ("End User License Agreement") that contains terms and conditions not inconsistent with and no less restrictive than the applicable terms and conditions set forth in Netscape's then-current standard end user license agreement for such Netscape Products and Documentation. Copies of Netscape's End User License Agreements as of the Effective Date are attached as Exhibit C. Netscape's End User warranty is set forth in Netscape's then-current standard end user license agreement. If Intraware does not use Netscape's then current End



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       User License Agreements, Intraware shall include a provision that
       Netscape is an intended third party beneficiary of such license entitled to audit and enforce such license.

       3.3.3 Third Party Requirements. In the event that Netscape is required by a third party software supplier to cease and to cause its licensees to cease reproduction and distribution of a particular revision of the Netscape Products, Intraware agrees to comply herewith provided Netscape provides Intraware with thirty (30) days prior written notice and further provided Netscape replaces such affected Netscape Product with a functionally equivalent Netscape Product as soon as commercially practicable.

3.3    Enforcement of Sublicense Agreements

       Intraware shall use commercially reasonable efforts to enforce each End User License Agreement, with at least the same degree of diligence used in enforcing similar agreements governing others. Intraware shall use commercially reasonable efforts to protect Netscape's copyright, and Intraware shall notify Netscape of any breach of a material obligation under an End User License Agreement affecting Netscape Products or Documentation, and will cooperate with Netscape in any legal action to prevent or stop unauthorized use, reproduction or distribution of Netscape Products or Documentation.

3.5 Training

       Netscape agrees to invite Intraware to attend training classes and other product informational sessions on the Netscape Products that Netscape makes generally available at no charge to its OEMs, system integrators and resellers.

4.     FEES AND PAYMENT

4.1 Prepaid License Fees

       4.1.1 The parties agree during any Term that Intraware will pay to Netscape the non-refundable prepaid fees ("Prepaid License Fee"), as they may specify from time to time be amended by mutual agreement of the parties. Upon exhaustion of the Prepaid License Fees, Intraware shall pay to Netscape the license fee specified in Exhibit B for each license granted by Intraware to End Users in connection with the distribution of all or any portion of a Netscape Product or Update. Such Prepaid License Fees shall be credited against the license fees accruing under this Agreement during the applicable term in which the prepayment is made. Licenses will accrue in the applicable corresponding quantity upon: (a) the initial date of Intraware's internal use of a Netscape Product (other than the number of "no charge" copies listed in Exhibit B); and
       (b) distribution by Intraware of a copy of a Netscape Product to an End User; and (c) authorization by Intraware for an End User to reproduce the Netscape Client Product pursuant to a "10 pack" Use or "50 pack". Intraware shall pay Netscape such license fees accrued during each month, together with any maintenance fees, within thirty (30) days following the end of such month and each such payment shall be accompanied by a monthly report as described in Section 4.3 below.
       [*]

       4.1.2 Maintenance and Support Fees. Intraware shall pay to Netscape the applicable fees, if any, set forth in Exhibit B, Section F, for the level of maintenance and support services offered or chosen by Intraware.


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4.2    Payment and Taxes

       4.2.1 Payments. Within 10 days after receipt by Netscape of Intraware's monthly sales report, Netscape will invoice Intraware for amounts payable hereunder on a monthly basis as provided below. All invoiced amounts shall be calculated in accordance with the prices set forth on Attachment B, as then in effect, and all invoices shall reference the number of Netscape's then applicable blanket purchase order. All payments shall be made in United States dollars, at Netscape's option:
       (a) at Netscape's address as indicated in this Agreement or at such other address as Netscape may from time to time indicate by proper notice hereunder; or (b) by wire transfer to a bank and account number designated by Netscape. All invoices are due and payable within thirty
       (30) days of Netscape's date of invoice. Interest shall be payable at the rate of one percent (1%) per month or at the maximum rate permitted by law, whichever is less, on all overdue and unpaid invoices until paid in full.

       4.2.2 Taxes. All prices are in U.S. Dollars and are exclusive of any applicable taxes. Intraware shall pay all sales, use, value added or other taxes of any nature, other than taxes on Netscape's net income, including penalties and interest, and all government permit or license fees assessed upon or with respect to any products sold or licensed to Intraware and any services rendered to Intraware (except to the extent Intraware provides Netscape with a valid tax exemption certificate). In the event the Territory is amended to include countries outside the


       United States and Canada, Intraware shall pay, indemnify and hold Netscape harmless from all import duties, customs fees, levies or imposts, and all sales, use, value added or other taxes of any nature, other than taxes on Netscape's net income, including penalties and interest, and all government permit or license fees assessed upon or with respect to any products sold or licensed to Intraware and any services rendered to Intraware (except to the extent Intraware provides Netscape with a valid tax exemption certificate). If any applicable law requires Intraware to withhold amounts from any payments to Netscape hereunder, (i) Intraware shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Intraware upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding.

4.3    Monthly Reports

       Intraware shall maintain full, true and accurate records of End Users, including the name and address of each End User, the specific product and platforms distributed to each End User, and any further information as Netscape may from time to time reasonably request. Intraware shall report to Netscape within ten (10) business days after the end of each month, on the form set forth in Exhibit F, the product, platform and number of licenses granted for each of the Netscape Products distributed during such prior month. Such monthly report shall also include the name and "bill" to and "ship to" address of each End User, which will indicate the state, province, country or postal code.

4.4    Audit of Records

       Intraware shall keep and maintain, and shall obligate End Users that are authorized to reproduce the Netscape Client Product to keep and maintain, full, true, and accurate records

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

       containing all data reasonably required for verification of amounts to be paid, and the quantity of Netscape Products distributed. Intraware shall also keep and maintain a central End User license agreement database where all End User activity relating to a particular instance of license rights is recorded and managed centrally. Netscape shall have the right, during normal business hours upon at least five (5) business days prior notice, to audit and analyze the relevant records of Intraware and such End Users to verify compliance with the provisions of this Agreement. Audits shall occur no more frequently than twice in any twelve (12) month period unless the results of the last two (2) audits reveal that Intraware has underpaid Netscape by more than five percent (5%) of the amount actually due in any month, in which event audits may be conducted on a monthly or quarterly basis until the results of two
       (2) consecutive audits disclose that Intraware has paid Netscape the correct amounts. The audit shall be conducted at Netscape's expense unless there is inadequate record keeping or the results of such audit establish that inaccuracies in the monthly reports have resulted in underpayment to Netscape of more than five percent (5%) of the amount actually due in any month, in which case Intraware shall (i) bear the expenses of the audit and (ii) promptly pay to Netscape the amount of any underpayment determined by any such audit.

4.5    Intercontinental Payment and Reports.

       For each Netscape Product sold in the Intercontinental Territory under
       Section 2.1.8, payments made and reports generated under Sections 4.1.1, 4.1.2, 4.2 and 4.3 of this Article 4, or otherwise under this Agreement, shall be executed pursuant to separate invoices, billing numbers and reports, and otherwise as appropriate to be separate and distinct from payments made or reports generated for Netscape Products sold within North America.

5.     DELIVERABLES

       Netscape shall provide Intraware with the deliverables indicated in Exhibit B ("Deliverables"). All deliveries under this Agreement shall be F.O.B. Netscape.

6.     TRADEMARKS AND TRADE NAMES/LICENSE TO USE

       Whenever Intraware makes reference to the Netscape Products or Services or the functionality of the Netscape Products provided within the Intraware Product, Intraware shall during the Initial Term and any Subsequent Term use, and is hereby granted a non-transferable, non-exclusive and restricted license (with no right to sublicense), "Netscape Navigator Included," "Netscape Communicator Included," "Powered by [name of Netscape product]" and those Netscape trademarks, trade names or service names relating to the applicable Netscape Products or Services in any advertising, marketing, technical or other materials related to such Netscape Products or Services which are distributed by Intraware in connection with this Agreement. Such use shall be in accordance with Netscape's then current trademark guidelines to be provided and updated by Netscape from time to time. Intraware need not use Netscape's trademarks and trade names in any country in which their connotation is offensive, and will consult with Netscape as to the foreign translation of Netscape's trademarks and trade names so that Netscape can help ensure uniformity with their use by Netscape or third parties. Intraware shall clearly indicate Netscape's ownership of Netscape's trademarks or trade names. All such usage shall inure to Netscape's benefit. Intraware agrees not to register any Netscape trademarks or trade names without Netscape's express prior written consent. Upon Netscape's request from time to time Intraware agrees to provide Netscape with copies of goods bearing Netscape's trademarks and trade names so that Netscape can verify that the quality of Intraware's use of such trademarks is comparable to that of Netscape's use thereof. Intraware shall suspend use of Netscape trademarks and trade names if such quality is reasonably deemed

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

       inferior by Netscape until Intraware has taken such steps as Netscape may reasonably require to solve the quality deficiencies.

7.     PROPRIETARY RIGHTS

7.1    Proprietary Rights
       Title to and ownership of all copies of the Netscape Products and Documentation whether in machine-readable or printed form, and including, without limitation, Derivative Works, compilations, or collective works thereof and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of Netscape or its suppliers. Intraware shall not take any action to jeopardize, limit or interfere in any manner with Netscape's ownership of and rights with respect to the Netscape Products and Documentation. Intraware shall have only those rights in or to the Netscape Products and Documentation granted to it pursuant to this Agreement.

7.2    Proprietary Notices

       7.2.1 No Alteration of Notices. Intraware and its employees and agents shall not remove or alter any trademark, trade name, copyright, license agreement or other proprietary notices, legends, symbols, or labels appearing on or in copies of the Netscape Products and Documentation delivered to Intraware by Netscape and shall use the same notices, legends, symbols, or labels in and on copies of Netscape Products and Documentation made pursuant to Section 2.1 as are contained in and on such Netscape Products and Documentation.

7.2.2 Notice. Each portion of the Netscape Products and Documentation reproduced by Intraware shall include the intellectual property notice or notices appearing in or on the corresponding portion of such materials as delivered by Netscape hereunder.

8.     CONFIDENTIAL INFORMATION AND DISCLOSURE

8.1    Confidential Information

       Each party agrees to maintain all Confidential Information in confidence to the same extent that it protects its own similar Confidential Information and to use such Confidential Information only as permitted under this Agreement. For purposes of this Agreement "Confidential Information" shall mean information including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information marked "Confidential" or if disclosed verbally identified as confidential and reduced to writing within thirty (30) days of such disclosure. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information including, without limitations disclosing Confidential Information only to its employees (a) with a need to know to further permitted uses of such information and (b) who are parties to appropriate agreements sufficient to comply with
       Section 8, and (c) who are informed of the nondisclosure/ non-use obligations imposed by Section 8 and both parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations. The foregoing restrictions on disclosure and use shall survive for three (3) years following termination of this Agreement but shall not apply with respect to any Confidential Information which
       (i) was or becomes publicly known through no fault of the receiving party; (ii) was rightfully known or becomes rightfully known to the


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

       receiving party without confidential or proprietary restriction from a source other than the disclosing party; (iii) is independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; (iv) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; or (v) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (x) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (y) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

8.2    Confidentiality of Agreement

       Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a "need to know" basis, Intraware agrees not to disclose the terms of this Agreement or matters relating thereto (including, without limitation, the information contained in the monthly reports provided in accordance with Section 4.3), without the prior written consent of Netscape, which consent shall not be unreasonably withheld.

9.     WARRANTIES

9.1.   Limited Warranty
       (a) General. Subject to the limitations set forth in this Agreement, Netscape warrants only to Intraware that the Netscape Products when properly installed and used will substantially conform to the functional specifications set forth in the Documentation in effect when the Netscape Products are delivered to Intraware. Netscape's warranty and obligation shall extend for a period of ninety (90) days ("Warranty Period") from the date Netscape first delivers the Netscape Products to Intraware. All warranty claims not made in writing or not received by Netscape within the time period specified above Warranty Period shall be deemed waived. Netscape's warranty and obligation is solely for the benefit of Intraware, who has no authority to extend this warranty to any other person or entity. NETSCAPE MAKES NO WARRANTY THAT ALL ERRORS OR FAILURES WILL BE CORRECTED.

       (b) Year 2000. Year 2000. Netscape warrants that the current version of the Netscape Products contain functionality, including the time-and-date-related code, needed for the December 31, 1999 to January 1, 2000 date change; provided the underlying operating system of the host machine, and any non-Netscape-owned software provided with or in the host machine or Product(s), also contain functionality, including the time-and-date-related code, needed for the December 31, 1999 to January 1, 2000 date change. The sole and exclusive remedy for any breach of this warranty is repair or replacement of the affected Product(s), excluding any non-Netscape- owned software or underlying operating system. This warranty is null and void if Intraware alters, modifies or misuses any portion of the Product(s).

       (c) Virus. To the best of Netscape's knowledge, on the date of shipment, the Software shipped to Licensee will be free from any self-destruction mechanism, illicit code or any copy protection scheme (the "Virus") which interferes with Licensee's abilities to exercise its rights and privileges under this Agreement or other computer operations of Licensee, but only if the Virus


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       can be discerned by use of virus protection software that is generally available for use on a particular platform as of such date.

9.2    EXCLUSIVE WARRANTIES

       THE EXPRESS WARRANTY SET FORTH IN SECTION 9.1 CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE NETSCAPE PRODUCTS AND DOCUMENTATION. NETSCAPE MAKES NO OTHER REPRESENTATION OR WARRANTY OR CONDITION OF
       ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF
       LAW) WITH RESPECT TO THE NETSCAPE PRODUCTS AND DOCUMENTATION.
       NETSCAPE EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NETSCAPE DOES NOT WARRANT THAT THE NETSCAPE PRODUCTS OR DOCUMENTATION ARE ERROR-FREE
       OR THAT OPERATION OF THE NETSCAPE PRODUCTS WILL BE SECURE OR UNINTERRUPTED AND HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THERE IS ALSO NO IMPLIED WARRANTY OF NON-INFRINGEMENT; THE SOLE REMEDY FOR INFRINGEMENT IS PROVIDED IN SECTION 10. This subsection shall be enforceable to the extent allowed by applicable law.

9.3    Defects Not Covered by Warranties
       Netscape shall have no obligations under the warranty provisions set forth in Section 9.1 if any nonconformance is caused by: (a) Intraware's incorporation, attachment or otherwise engagement of any attachment, feature, program, or device to the Netscape Products, or any part thereof; or (b) accident; transportation; neglect or misuse; alteration, modification, or enhancement of the Netscape Products by Intraware; failure to provide a suitable installation environment; use of supplies or materials not meeting specifications; use of the Netscape Products for other than the specific purpose for which the Netscape Products are designed; use of the Netscape Products on any systems other than the specified hardware platform for such Netscape Products; or Intraware's use of defective media (other than defective media provided by Netscape to Intraware) or defective duplication of the Netscape Products or Intraware's failure to incorporate any Minor Update previously released by Netscape which corrects such conformance.

9.4    Exclusive Remedy

       If Intraware finds what it believes to be errors or a failure of the Netscape Products to meet then functional specifications set forth in the Documentation in effect when the Netscape Products are delivered to Intraware, and provides Netscape with a written report during the Warranty Period, Netscape will use reasonable efforts to correct promptly, at no charge to Intraware, any such errors or failures. This is Intraware's sole and exclusive remedy for any express or implied warranties hereunder.

10.    INDEMNIFICATION

10.1 Netscape shall defend or settle, at its option, any action brought against Intraware to the extent it is based on a claim that use, reproduction or distribution by Intraware of the Netscape portion

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       of the Netscape Products furnished hereunder within the scope of a license granted hereunder directly infringes any valid United States copyright, U.S. patent, U.S. copyright trade secret in the United States or U.S. trade secret. Netscape shall also defend any action brought against Intraware to the extent that it is based on a claim that the Netscape trademark(s) Intraware is licensed to use hereunder directly infringes any valid United States trademark. Netscape will pay resulting costs, damages and legal fees finally awarded against Intraware in such action which are attributable to such claim provided that Intraware: (a) promptly (within twenty (20) days) notifies Netscape in writing of any such claim and Netscape has sole control of the defense and all related settlement negotiations; and (b) cooperates with Netscape, at Netscape's expense, in defending or settling such claim.

10.2 Should a Netscape Product become, or be likely to become in Netscape's opinion, the subject of infringement of such U.S. patent, copyright, trademark or trade secret, Netscape may procure for Intraware: (i) the right to continue using the same; or (ii) replace or modify it to make it non-infringing. In the event that Netscape shall reasonably determine that neither (i) nor (ii) above is commercially practicable, Netscape may terminate the license for the infringing Netscape Product and refund the portion of license fee paid by Intraware to Netscape for such Netscape Product for which Intraware has not derived a benefit. Netscape shall have no obligation or liability for, and Intraware shall defend, indemnify and hold Netscape harmless from and against any claim based upon: (a) use of other than the then current, unaltered version of the Netscape Product, unless the infringing portion is also in the then current, unaltered release; (b) use, operation or combination of Netscape Products with non-Netscape programs, data, equipment or documentation if such infringement would have been avoided but for such use, operation or combination; (c) Intraware's or its agent's activities after Netscape has notified Intraware that Netscape believes such activities may result in such infringement; (d) compliance with Intraware's designs, specifications or instructions; (e) any modifications or marking of the Netscape Products not specifically authorized in writing by Netscape; (f) Intraware's use of any trademarks other than those set forth in Exhibit F, Section 6; or (g) third party software. The foregoing states the entire liability of Netscape and the exclusive remedy of Intraware with respect to infringement of any intellectual property rights, whether under theory of warranty, indemnity or otherwise.

10.3 General Indemnification by Intraware. Intraware agrees to defend, indemnify, and hold harmless Netscape and its suppliers from and against any claims, liabilities, losses, damages expenses and costs (including attorneys' fees and costs) directly relating to or arising out of Intraware's use, distribution or reproduction of the Netscape Products including, without limitation, any claims, liabilities, losses, damages, expenses and costs arising out of a breach relating to the failure of Intraware's data encryption methods deployed for distribution of the Netscape Products, defective reproduction of or the use of defective media in the reproduction of Netscape Products, breach of warranty or support obligations by Intraware, unauthorized or illegal export of the Netscape Products, or infringement or misappropriation of intellectual property rights by the Intraware Products, except to the extent that Netscape is responsible for a claim under Section 10.1.

11.    LIMITATION OF LIABILITY

11.1   TO THE EXTENT ALLOWED BY APPLICABLE LAW, AND EXCEPT FOR A BREACH OF
       SECTION 2.1.3 OR SECTION 8, IN NO EVENT SHALL EITHER PARTY OR ITS SUPPLIERS BE


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       LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA,
       INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

11.2 IN NO EVENT WILL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR, EXCEPT FOR SECTIONS 10.1 AND 10.2, ANY CLAIM AGAINST INTRAWARE BY ANY THIRD PARTY OR FOR (A) ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY INTRAWARE, ANY AGENT OF INTRAWARE; (B) FAILURE OF THE NETSCAPE PRODUCTS TO PERFORM AS SPECIFIED HEREIN EXCEPT AS, AND TO THE EXTENT, OTHERWISE EXPRESSLY PROVIDED HEREIN; (C) FAILURE OF THE NETSCAPE PRODUCTS TO PROVIDE SECURITY; OR (D) ANY USE OF THE NETSCAPE PRODUCTS OR THE DOCUMENTATION OR THE RESULTS OR INFORMATION OBTAINED OR DECISIONS
       MADE BY END USERS OF THE NETSCAPE PRODUCTS OR THE DOCUMENTATION. THE REMEDIES PROVIDED HEREIN ARE INTRAWARE'S SOLE AND EXCLUSIVE REMEDIES.

11.3   NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, AND
       EXCEPT FOR A BREACH OF SECTION 2.1.3 OR SECTION 8, EACH PARTY'S ENTIRE LIABILITY TO THE OTHER PARTY FOR DAMAGES CONCERNING PERFORMANCE OR NONPERFORMANCE BY NETSCAPE OR IN ANY WAY RELATED TO THE SUBJECT
       MATTER OF THIS AGREEMENT, AND REGARDLESS OF WHETHER THE CLAIM FOR
       SUCH DAMAGES IS BASED IN CONTRACT OR IN TORT, SHALL NOT EXCEED [*]

11.4 If for any reason, by operation of law or otherwise, any limitations of liability set forth in Section+11 are unenforceable, the parties agree that: (a) except for a breach of Section 2.1.3 or Section 8, a party's Netscape's entire liability for any loss or damage to real property or to tangible personal property arising out of or in connection with this Agreement shall not exceed the amount received by Netscape from Intraware during the previous twelve (12) months Netscape Products or Services giving rise to such claim; and (b) a party's Netscape's liability shall be unlimited with respect to any loss or damage arising from bodily injury, including death, when such loss or damage is caused by the negligent acts or omissions or intentional wrongdoing of such party's employees or agents arising out of the performance of this Agreement, provided that the party that is liable receives Intraware gives Netscape prompt written notice of any such claim of loss or damage, the cooperation of the damaged party and is allowed to control, and fully cooperates with Netscape in the defense and all related settlement negotiation.

12.    TERM OF AGREEMENT

       Unless sooner terminated under the provisions of Section 13, or otherwise rightfully terminated, this Agreement shall remain in effect for a period of two (2) years from the Effective Date ("Term"). Thereafter, this Agreement may be renewed by mutual agreement in writing for an additional one (1) year period.

13.    DEFAULT AND TERMINATION

13.1   Termination for Default


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       If either party defaults in any of its obligations under this Agreement, the non-defaulting party, at its option shall have the right to terminate this Agreement by written notice unless, within thirty (30) calendar days after written notice of such default, the defaulting party remedies the default, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) calendar days, the defaulting party institutes within the thirty (30) calendar days steps necessary to remedy the default and thereafter diligently prosecutes the same to completion. In the event Intraware breaches Sections 2.1.3 and/or Section 8 of this Agreement, Netscape may immediately terminate this Agreement.

       Either party shall have the right to terminate this Agreement if the other party ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to its liquidation or insolvency which is not dismissed within ninety (90)calendar days, or makes an assignment for the benefit of its creditors.

13.2 Effect on Rights

       13.2.1 Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.

       13.2.2 Except as specified in Sections 13.4 and 13.5 below, upon termination or expiration of this Agreement, all licenses for Netscape Products and Documentation granted under this Agreement shall terminate.

       13.2.3 Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity, including without limitation rights or remedies under applicable patent, copyright, trade secrets, or proprietary rights laws, rules or regulations.

13.3   Effect of Termination

       Within thirty (30) calendar days after termination of this Agreement, Intraware shall either deliver to Netscape or destroy all copies of the Netscape Products and Documentation (except as provided in Section 13.5) and any other materials provided by Netscape to Intraware hereunder in its possession or under its control, and shall furnish to Netscape an affidavit signed by an officer of Intraware certifying that, to the best of its knowledge, such delivery or destruction has been fully effected. Notwithstanding the foregoing, and provided Intraware fulfills its obligations specified in this Agreement with respect to such items, Intraware may continue to use and retain copies of the Netscape Products and Documentation to the extent, but only to the extent, necessary to support and maintain Netscape Products rightfully distributed to End Users by Intraware prior to termination of this Agreement.

13.4 Continuing Obligations

       13.4.1 Payment of Accrued Fees. Within thirty (30) calendar days of termination of this Agreement, Intraware shall pay to Netscape all sums then due and owing. Any other such sums shall subsequently be promptly paid as they become due and owing.

       13.4.2 Continuance of Sublicenses. Notwithstanding the termination of this Agreement, all End User sublicenses which have been properly granted by Intraware pursuant to this Agreement prior to its termination shall survive.



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       13.4.3  Other Continuing Obligations. The respective rights and obligations of Netscape and Intraware under the provisions of Sections 2.1.3, 2.2, 3.4, 4.4, 7, 8, 9.1, 9.2, 9.3, 9.4, 10, 11, 13.2, 13.3, 13.4
       and 15 shall survive any termination of this Agreement.

14.    PROVISIONS GENERAL

14.1   Notices

       Any notice, request, demand, or other communication required or permitted hereunder shall be in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee or (b) five (5) business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or two (2) business days after being sent via private industry courier to the respective parties at the addresses set forth herein or to such other person or address as the parties may from time to time designate in a writing delivered pursuant to this Section 14.1. Notices to Netscape and Intraware shall be attention to: Legal Department.

14.2   Waiver and Amendment

       The waiver by either party of a breach of or a default under any provision of this Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized signatory of Netscape and Intraware.

14.3   Assignment

       Neither party may assign this Agreement and the licenses granted hereunder are to a specific legal entity or legal person, not including corporate subsidiaries or affiliates of Intraware, nor are the obligations imposed hereunder delegable without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempt to sublicense (except as expressly permitted herein) assign or transfer any of the rights, duties or obligations under this Agreement in derogation hereof shall be null and void. Notwithstanding the foregoing, either party may assign this Agreement in the event of a business reorganization or spin out that affects the sale of the business unit to which this Agreement pertains, or the merger or sale of all or substantially all of the stock or assets of such party.

14.4   Governing Law

       This Agreement is entered into in the State of California, U.S.A., and this Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the California state courts in and for Santa Clara County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

14.5   Relationship of the Parties


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

       No agency, partnership, joint venture, or employment is created as a result of this Agreement and neither Intraware nor its agents have any authority of any kind to bind Netscape in any respect whatsoever.

14.6   Captions and Section Headings

       The captions and section and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

14.7   Severability

       If the application of any provision or provisions of this Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (b) such provision or provisions shall be reformed without further action by the parties hereto to and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

14.8   Force Majeure

       Either party shall be excused from any delay or failure in performance hereunder, except the payment of monies by Intraware to Netscape, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, novelty of product manufacture or other unanticipated product development problems, and governmental requirements. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

14.9   Entire Agreement

       This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with any purchase order or other written instrument submitted by Intraware, whether formally rejected by Netscape.

15.    NETSCAPE PROFESSIONAL SERVICES

15.1 Authorization to Solicit Orders for Services.

       Subject to the terms and conditions herein, Netscape hereby authorizes Intraware to solicit offers on behalf of Netscape for Netscape to supply to third party clients with its professional consulting services (the "Services") under the terms of a professional services agreement substantially in the form set forth in Exhibit G. Each party hereto will appoint a principal point of contact within its organization for the solicitation of offers and placement of resulting purchase orders ("Order(s)") for the Services. In addition, Intraware shall provide Netscape with the name of key contact persons of potential clients for the Services, together with as much information about the potential opportunity as may be reasonably necessary to enable Netscape



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

       to pursue the Order. Intraware may electronically submit Orders on such terms as the parties shall mutually agree.

15.2   Limitations.

       In soliciting Orders, Intraware shall have no authority to act for or to bind Netscape in any way; to sign the name of Netscape in any way, or to represent that Netscape is in any way responsible for the acts or omissions of Intraware.

15.3   Compensation.

       In consideration for soliciting Orders, Netscape shall pay Intraware a commission, in the amount and subject to the terms and conditions set forth in Exhibit B hereto.

15.4   Orders.

       Netscape may in its sole discretion elect to pursue or not pursue any potential Order. Netscape shall have no obligation to accept or reject any Order for Services for any reason. Intraware shall not purport to accept Orders in its own name or to bind Netscape to accept any such Orders. An Order shall be deemed accepted by Netscape when a client has executed an Order for the Services, which Order (a) accepts the terms and conditions of the professional services agreement and (b) attaches a completed statement of work that (i) specifies the Services to be provided by Netscape and (ii) identifies a start date for the Services.

15.5   Pricing.

       Netscape reserves the sole right to establish the prices of the Services, or to grant to any client at any time any discount it deems advisable, or to alter discounts.

15.6   Netscape Reports.

       Each quarter, Netscape shall provide to Intraware a report that sets forth, for the three-month period covered thereby, the number of Orders
       (a) accepted by Netscape, (b) rejected by Netscape, or (c) that are in progress. The report shall accompany the payment, if any, due by Netscape to Intraware as provided in Exhibit B.


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


16.    COUNTERPARTS.

16. Counterparts. This Agreement may be executed in counterparts or by facsimile, each of which shall be an original, and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by duly authorized representatives of the parties effective as of the Effective Date.

NETSCAPE COMMUNICATIONS CORPORATION INTRAWARE, INC.

By:  /s/ Noreen G. Bergin          By:  /s/ Cindy Masheroni
Name: Noreen G. Bergin             Name:  Cindy Masheroni
Title: Senior Vice President,      Title: VP Business Development
       Finance & Corporate
       Controller
Date: 10/20/98                     Date:  10/12/98

Address: 501 East Middlefield Road
Mountain View, CA 94043

EXHIBITS:

Exhibit A - Netscape Product and Service Descriptions
Exhibit B - Pricing, Payment Schedules and Deliverables
Exhibit C - End User License Agreements
Exhibit D - Technical Support
Exhibit E - Intraware Products
Exhibit F -Point of Sale Reports
Exhibit G -Professional Services Agreement



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

                                     EXHIBIT A
                     NETSCAPE PRODUCT AND SERVICES DESCRIPTIONS

As used herein, "Netscape Client Products", "Netscape Server Products" and "Netscape Application Products" refer to those Netscape Products, and Updates thereto, in the applicable product group listed on the Netscape's then current applicable price list. A. Products

       The following Netscape Products sold within North America (i.e., the United States and Canada) are described below.

       English language 40 bit and 128 bit versions of Netscape Server Products, Netscape Client Products and Netscape Application Products (including related tools) in production and generally available (e.g. non-beta) as of Netscape's then current North America End User Price List that are available from Netscape's web site for downloading or otherwise as mutually agreed between the parties.*

       The parties have entered into a trial evaluation period to consider whether CommercXpert products will be included in the Agreement. Appropriate representatives of the parties will attempt to resolve the issue as soon as practicable.

       * Provided approvals submitted by the United States Department of Commerce, Bureau of Export Administration dated June 5, 1997, and Intraware's inquiry thereto dated May 9, 1997, apply to such Netscape Product otherwise non-exportable 128 bit versions of Netscape Products.

B. Services.

       Netscape Professional Services shall be provided under the Professional Services Agreement is substantially in the form attached hereto as Exhibit G. Netscape reserves the right to change, discontinue, or add Services without any obligation to Intraware, and Exhibits A and G shall be deemed amended from time to time thereby.


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                                  EXHIBIT B
                 PRICING, PAYMENT SCHEDULES AND DELIVERABLES

1. Pricing for Netscape Products and Services. The license fee for each copy of a Netscape Product shall be as set forth below. The parties will review this shrinkwrap pricing within [*] of the Effective Date:

A.     Shrinkwrap Pricing

       End User "Shrinkwrap" Client Products: [*] discount off of the then current North America End User Price List (quantity 1); (Intraware shall have the right to use up to 100 copies of the Client Products for its internal use at no charge other than for any third party royalties payable by Netscape.)

       **Client Product Software Subscription and Support: [*] discount off of the then current North America End User
               Price List (quantity 1);

       Shrinkwrap Server Products (Non-NAS): [*] discount off of the then current North America End User Price List (quantity 1); (Intraware shall have the right to use up to [*] copies of the Enterprise Server and up to [*] copies of all other Server Products for its internal use at no charge.)

       **Server Product Software Subscription and Support: [*] discount off of the then current North America End User
               Price List (quantity 1).

       Prices for the Services (defined in Section 15 of the Agreement) shall be offered at 100 percent of Netscape's then current project pricing policies. Such prices may, from time to time, be amended by Netscape in its sole discretion.

B. Charters Pricing. Volume Discount pricing under Netscape's Charters Program or other then current volume program: [*] discount off of the then current North America applicable End User Price List.

C. ISP Pricing. [*] discount off of the then current North America applicable End User Price List.

D. Third Party Software Products. (Marimba and Diffusion), if and only to the extent authorized by the applicable company) [*] discount off of the then current North America applicable End User Price List.

E.     SuiteTools. Included as part of Server products, see discount above.

F. Other Netscape Products. Netscape Applications Server Products: [*] discount off of the then current North America End User Price List. Intraware may use up to [*] CPUs of its NAS products for [*].

G.     [*]

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

       [*]

H.     General

       1. Prepayment. Terms of prepayment, if any, will be added by mutual agreement and inserted as part of this Section 2 to this Exhibit B.

       2. Subscription. First year software subscription may only be purchased at the time when the initial applicable license is purchased; however, a renewal may be purchased if an initial subscription sale has been made.

       3 Deliverable One (1) master reproduction copy of each of the Netscape Products (media) and one (1) copy of the applicable Documentation, in any format generally available from Netscape.

       4. Territory. United States and Canada, except as set forth in Addendum A to this Exhibit B.

       5.      Point of Sales Reports.
                  Contact Name: Katy Turner
                  Director, Intraware.shop
                  Telephone: 925-253-4503
                  Fax: 925-253-4599
                  Email: katy@intraware.com


       6. Addresses:
       Bill To Address for Invoice           Ship To Address for Deliverables
       (not P.O. address)
       Intraware                             Intraware
       25 Orinda Way                    25 Orinda Way
       Orinda, CA 94563                      Orinda, CA 94563
       Attention: Anita Trone                Attention: Andy Akiyoshi
       VP, Finance                           Operations Specialist
       Telephone: 925-253-4560          Telephone: 925-253-4558
       Email: anita@intraware.com            Email: andy@intraware.com

       7. For each Order for Services accepted by Netscape, shall pay Intraware on a quarterly basis a commission representing [*] of the total
       Orders for professional services accepted by Netscape in that quarter, less any credits due to Netscape for cancellations by clients that occur within the first three months of receipt of such services. Netscape may offset any amount it owes Intraware under this Section 8 with any amounts it owes Intraware hereunder. Such payment shall be accompanied by a quarterly report set forth in Section 15.6 hereof.

       8. This agreement is conditional on the following understandings:

      a. Intraware will make every reasonable, commercial effort to provide Netscape with possible consulting opportunities involving Netscape products on an equal footing with other consulting companies.

      b. Netscape has the right to not pursue an opportunity identified by Intraware



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

      c. Netscape will appoint one point of contact and Intraware will appoint one point of contact to reconcile project opportunities on a monthly and quarterly basis.

      d. This agreement does not include client engagements entered into between Netscape and the client subsequent to the initial opportunity, including, without limitation, subsequent engagements to the initial opportunity identified by the modifications to the original statement of work to add additional work.

Sales Tax Resale Exemption Certificate No.:_____________________
(ORIGINAL CERTIFICATE MUST BE FURNISHED TO NETSCAPE)
Netscape Sales Rep: John Occupinti
Telephone Number: 650.937.2762


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


                                   Addendum 2.1.8 to Exhibit B
European Territory


Europe France
                                   FRA FRANCE
                                   FXX FRANCE, METROPOLIT
                                   MCOMONACO

Europe Germany
                                   AUT AUSTRIA
                                   DEU GERMANY

                                   Europe Multi-Country
                                   ESH WESTERN SAHARA
                                   ZWE ZIMBABWE
                                   EGY EGYPT
                                   WLF WALLIS AND FUTUNA
                                   TUV TUVALU
                                   RUS RUSSIAN FEDERATION
                                   KIR KIRIBATI
                                   AGO ANGOLA
                                   CMR CAMEROON
                                   BWABOTSWANA
                                   UZB UZBEKISTAN
                                   ARE UNITED ARAB EMIRAT
                                   IntlUNK International Unknown
                                   ZMB ZAMBIA
                                   ZAR ZAIRE
                                   YEM YEMEN
                                   GIN GUINEA
                                   ITA ITALY
                                   STP SAO TOME AND PRINC
                                   SDN SUDAN
                                   SPM ST. PIERRE AND MIQ
                                   SGS SOUTH GEORGIA AND
                                   UKR UKRAINE
                                   TCA TURKS AND CAICOS I
                                   TKM TURKMENISTAN
                                   TUN TUNISIA
                                   TON TONGA
                                   TKL TOKELAU
                                   TZA TANZANIA, UNITED R
                                   TJK TAJIKISTAN
                                   SYR SYRIAN ARAB REPUBL
                                   SWZ SWAZILAND
                                   SUR SURINAME
                                   VGB VIRGIN ISLANDS (BR
                                   KNA SAINT KITTS AND NE
                                   ROMROMANIA
                                   REU REUNION
                                   PRI PUERTO RICO
                                   PCN PITCAIRN
                                   PLW PALAU
                                   OMN OMAN
                                   NIU NIUE
                                   LBN LEBANON
                                   MOZMOZAMBIQUE


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

                                   MARMOROCCO
                                   MSR MONTSERRAT
                                   MUS MAURITIUS
                                   MRT MAURITANIA
                                   MHLMARSHALL ISLANDS
                                   MLT MALTA
                                   LUX LUXEMBOURG
                                   HUNHUNGARY
                                   GRC GREECE
                                   GIB GIBRALTAR
                                   CYP CYPRUS
                                   BEL BELGIUM
                                   KGZ KYRGYZSTAN
Europe Multi County Cont.          KWT KUWAIT
                                   BEN BENIN
                                   BRB BARBADOS
                                   BHR BAHRAIN
                                   BHS BAHAMAS
                                   ABWARUBA
                                   ARMARMENIA
                                   ATG ANTIGUA AND BARBUD
                                   ATA ANTARCTICA
                                   GRD GRENADA
                                   GEO GEORGIA
                                   GUF FRENCH GUIANA
                                   EST ESTONIA
                                   DOM DOMINICAN REPUBLIC
                                   CUB CUBA
                                   CCK COCOS (KEELING) IS
                                   CYM CAYMAN ISLANDS
                                   IOT BRITISH INDIAN OCE
                                   BTN BHUTAN
                                   BLR BELARUS
                                   AZE AZERBAIJAN
                                   AIA ANGUILLA
                                   AFG AFGHANISTAN
                                   YUG YUGOSLAVIA
                                   ESP SPAIN
                                   PRT PORTUGAL
                                   ISR ISRAEL
                                   CZE CZECH REPUBLIC
                                   ANDANDORRA
                                   LAO LAO PEOPLES DEMOCR
                                   KEN KENYA
                                   IRQ IRAQ
                                   LBY LIBYAN ARAB JAMAHI
                                   LVA LATVIA
                                   MDA MOLDOVA, REPUBLIC
                                   MTQ MARTINIQUE
                                   MKDMACEDONIA, THE FOR
                                   MMR MYANMAR
                                   NRU NAURU
                                   RWARWANDA
                                   QAT QATAR
                                   MNPNORTHERN MARIANA I
                                   NER NIGER
                                   SLE SIERRA LEONE
                                   VCT SAINT VINCENT AND
                                   SHN ST. HELENA
                                   UGA UGANDA
                                   TTO TRINIDAD AND TOBAG
                                   TGO TOGO


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

                                   SJM SVALBARD AND JAN M
                                   GUY GUYANA
                                   GNB GUINEA-BISSAU
                                   GLP GUADELOUPE
                                   GRL GREENLAND
                                   GHAGHANA
                                   GMB GAMBIA
                                   GAB GABON
                                   ATF FRENCH SOUTHERN TE
                                   FRO FAROE ISLANDS
                                   FLK FALKLAND ISLANDS (
                                   ETH ETHIOPIA
                                   ERI ERITREA
                                   GNQEQUATORIAL GUINEA
                                   DMA DOMINICA
                                   DJI DJIBOUTI
                                   HRV CROATIA (local nam
                                   CIV COTE DIVOIRE
                                   COG CONGO

Europe Multi County Cont.          COMCOMOROS
                                   CXR CHRISTMAS ISLAND
                                   TCD CHAD
                                   CAF CENTRAL AFRICAN RE
                                   CPV CAPE VERDE
                                   BDI BURUNDI
                                   BFA BURKINA FASO
                                   BGR BULGARIA
                                   BVT BOUVET ISLAND
                                   BIH BOSNIA AND HERZEGO
                                   BMU BERMUDA
                                   ASM AMERICAN SAMOA
                                   DZA ALGERIA
                                   ALB ALBANIA
                                   VAT VATICAN CITY STATE
                                   TUR TURKEY
                                   CHE SWITZERLAND
                                   POL POLAND
                                   NLD NETHERLANDS
                                   KAZ KAZAKHSTAN
                                   JOR JORDAN
                                   JAM JAMAICA
                                   IRN IRAN (ISLAMIC REPU
                                   HMD HEARD AND MC DONAL
                                   HTI HAITI
                                   LBR LIBERIA
                                   LSO LESOTHO
                                   MLI MALI
                                   MWI MALAWI
                                   MDGMADAGASCAR
                                   LTU LITHUANIA
                                   LIE LIECHTENSTEIN
                                   ANT NETHERLANDS ANTILL
                                   NAM NAMIBIA
                                   LCA SAINT LUCIA
                                   NGANIGERIA
                                   SLB SOLOMON ISLANDS
                                   SVN SLOVENIA
                                   SVK SLOVAKIA (Slovak R
                                   SYC SEYCHELLES
                                   SEN SENEGAL
                                   SAU SAUDI ARABIA
                                   MYT MAYOTTE


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


                                   SOM SOMALIA
                                   SMR SAN MARINO
Europe Nordic
                                   DNK DENMARK
                                   FIN FINLAND
                                   NOR NORWAY
                                   SWE SWEDEN
                                   ISL ICELAND
Europe                               United Kingdom
                                   IRL IRELAND
                                   ZAF SOUTH AFRICA
                                   GBR UNITED KINGDOM
Intercon                             Australia
                                   PNG PAPUA NEW GUINEA
                                   NZL NEW ZEALAND
                                   AUS AUSTRALIA
                                   NCL NEW CALEDONIA
                                   COK COOK ISLANDS
                                   VUT VANUATU
                                   NFK NORFOLK ISLAND
Intercontinental Territory

A.     Japan

B.     North Asia region:
       PRC (incl. Hong Kong)
       Taiwan
       Macau

C.     SE Asia region:
       Singapore
       India
       Thailand
       Philippines
       Pakistan
       Vietnam
       Indonesia
       Australia
       New Zealand
       Malaysia
       Burma
       Cambodia

D.     Latin America region:
       Brazil
       Venezuela
       Mexico
       Bermuda
       Chile
       Colombia


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

       Argentina
       Equador
       Peru
       Uraguay
       Paraguay


The European and Intercontinental Territories may be amended from time to time as the parties shall mutually agree.




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


                                  EXHIBIT C
                        END USER LICENSE AGREEMENTS

End User Licenses Provided to Intraware Include:

Client Products License

Server Products License

NAS Products License







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

                                  EXHIBIT D
                              TECHNICAL SUPPORT


These terms will be updated from time to time to be consistent with Netscape's then current Distributor Tech. Support Model and may vary by product.

1. Back-end Support. Netscape will provide to Intraware, at no charge, back-end, escalation technical support by telephone and e-mail to assist Intraware in providing End Users with support in the installation and set up of the Netscape Products. Netscape's technical support obligations are limited solely to the foregoing and do not include support for Program Errors or the provision on Updates.

2. Front-line Support. Intraware, and not Netscape, will provide front-line, or first and second level, technical support to its End Users in the installation and set up of the Netscape Products. Such support includes call receipt, call screening, installation assistance, problem identification and diagnosis. Intraware agrees that any documentation distributed by Intraware will clearly and conspicuously state that an End Users should call Intraware for technical support in the installation and set up of the Netscape Products. Netscape will have no obligation to furnish any assistance, information or documentation with respect to the Netscape Product, to any End User unless such End User has contracted with Netscape for support. If Netscape customer support representatives are being contacted by a significant number of Intraware's End Users in the installation and set up of the Netscape Products then, upon Netscape's request, Intraware and Netscape will cooperate to minimize such contract. In the event that Netscape is able to identify any End User obtaining front-line support from Netscape as a customer of Intraware, Netscape shall refer such End User back to Intraware and/or offer such End User the option to purchase support directly from Netscape.

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

                                  EXHIBIT E
                              INTRAWARE PRODUCTS





Virtual Express Delivery
SubscribNet
ScriptWrapper installation interface software
ExtraDoc software
Compariscope
Radarscope






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


                                     EXHIBIT F
                               POINT OF SALE REPORTS


Transaction_Date
PO#
Bill_To_Name
Sell_To_Name
Sell_To_Address1
Sell_To_Address2
Sell_To_City
Sell_To_State
Sell_To_Postal_Code
Sell_To_Country
VLA# (License#)
Acct_Part_Num
Netscape_SKU
Part_Description
Part_OpSys (if not included in Part_Description)
Qty_sold
Price (COGs)
Extended_Price

Direct_Purchase_Flag (or separate files for direct/indirect purchases) POS data is due no later than the 10th calendar day of the month, in excel, ASCII text, or other downloadable format.

Intraware Contact: Anita Trone, VP Finance
Tel: 925-253-4560 Fax: 925-253-4599 e-mail: anita@intraware.com



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





                                     EXHIBIT G
                          PROFESSIONAL SERVICES AGREEMENT


Netscape's then current professional services agreement, the current version of which has been provided to Intraware










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